UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2005

ARIZONA LAND INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Arizona	1-9900	86-0602478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2999 North 44th Street, Suite 100, Phoenix, Arizona	85018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 952-6800

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of Arizona Land Income Corporation (the “Company”) amended the Company’s Amended and Restated Bylaws, effective March 22, 2005, to give the Company’s Board discretionary authority to determine the date and time of the Company’s annual meeting of shareholders and to allow the Board to postpone any previously scheduled annual meeting of the shareholders. Prior to the amendment, the Company’s Amended and Restated Bylaws provided for the annual meeting of shareholders to be held on the fourth Thursday of April in each year or as soon thereafter as convenient. The text of the amendment to the Company’s Amended and Restated Bylaws is filed as an exhibit to this Form 8-K.

Item 8.01 Other Events.

On March 28, 2005, the Company issued a press release announcing that it intended to delay the date of its annual meeting of shareholders while it investigated strategic alternatives available to the Company. The press release is filed as an exhibit to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

c. Exhibits

Exhibit No.	Description
3.2	Text of amendment to the Amended and Restated Bylaws of Arizona Land Income Corporation, effective March 22, 2005.

99.1	Press Release of Arizona Land Income Corporation, dated March 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIZONA LAND INCOME CORPORATION

Date: March 28, 2005	By:	/s/ Thomas R. Hislop
	Name:	Thomas R. Hislop
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.2	Text of amendment to the Amended and Restated Bylaws of Arizona Land Income Corporation, effective March 22, 2005.

99.1	Press Release of Arizona Land Income Corporation, dated March 28, 2005.